SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2003

RENT-WAY, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-22026	25-1407782

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One RentWay Place, Erie, Pennsylvania		16505

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (814) 455-5378

Not Applicable

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

Effective December 22, 2003, Rent-Way, Inc. (the “Company”) engaged the accounting firm of Ernst & Young LLP (“Ernst & Young”) as its new independent public accountants. On December 22, 2003, the Company dismissed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”). The decision to change the Company’s accounting firm was approved by the Audit Committee of the Company’s Board of Directors.

The reports of PricewaterhouseCoopers on the consolidated financial statements of the Company for the past two fiscal years ended September 30, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended September 30, 2003 and 2002 and in the subsequent interim period from October 1, 2003 through and including December 22, 2003, there were no disagreements between the Company and PricewaterhouseCoopers on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope and procedures, which if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PricewaterhouseCoopers to make reference to the matter in their reports on the financial statements.

During the two fiscal years ended September 30, 2003 and 2002 and the subsequent interim period from October 1, 2003 to December 22, 2003, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K, except as follows. PricewaterhouseCoopers issued a report dated December 28, 2001 to the Company’s Audit Committee summarizing “reportable conditions” and “material weaknesses” as defined by the AICPA in the Company’s internal controls that were initially observed during PricewaterhouseCoopers’ audit of the Company’s financial statements for the fiscal year ended September 30, 2000. These conditions and weaknesses, which were discussed by PricewaterhouseCoopers with the Company’s Audit Committee, concerned (1) the Company’s need to conduct a risk assessment to be used in implementing a comprehensive system of effective internal control and (2) the Company’s inability to reconcile its general ledger inventory amounts with the inventory amounts as reported by its point-of-sale inventory accounting system. PricewaterhouseCoopers issued a report dated December 27, 2002 to the Company’s Audit Committee stating (1) that the reportable conditions and material weaknesses relating to the Company’s need to conduct a risk assessment and implement an effective system of internal control had been resolved and (2) the reconciliation between the general ledger and point-of-sale system continued as a reportable condition. This reportable condition was discussed by PricewaterhouseCoopers with the Company’s Audit Committee. This reportable condition was subsequently resolved by the Company during the fiscal year ended September 30, 2003. The Company has authorized PricewaterhouseCoopers to respond fully to the inquiries of Ernst & Young concerning the subject matter of the reportable events described above.

The Company has not consulted with Ernst & Young during the last two fiscal years ended September 30, 2003 and 2002 or during the subsequent interim period from October 1, 2003 through and including December 22, 2003, on either the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any of the reportable events described above.

The Company requested PricewaterhouseCoopers to furnish a letter addressed to the Securities and Exchange Commission stating whether PricewaterhouseCoopers agrees with the statements made above by the Company. This letter is attached hereto as an exhibit.

Item 7. Financial Statements and Exhibits

   (c) Exhibits

Exhibit No.	Description
16.1	Letter of PricewaterhouseCoopers LLP, dated December 29, 2003 regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENT-WAY, INC.

Date: December 29, 2003	By: /s/ William A. McDonnell
William A. McDonnell
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of PricewaterhouseCoopers LLP dated December
29, 2003 regarding change in certifying accountant.

Exhibit 16.1

December 29, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Rent Way Inc., (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated December 22, 2003. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP